Exhibit 10.28

REAL ESTATE LEASE AMENDMENT NO. 3

THIS REAL ESTATE LEASE AMENDMENT NO. 3 (this “Third Amendment”) is made and entered into on December 19, 2017, by and between FECI WPB LLC, a Delaware limited liability company (“Landlord”), and ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company (“Lessee”).

RECITALS:

WHEREAS, Florida East Coast Railway, L.L.C. (“Railway”) and Lessee entered into that certain Real Estate Lease dated as of June 24, 2015 (the “Original Lease”), as amended by that certain Real Estate Lease Amendment No. 1 dated as of October 23, 2015 (the “First Amendment”), and as further amended by that certain Real Estate Lease Amendment No. 2 dated as of March 30, 2017 (the “Second Amendment”), and as further amended by Acknowledgement and Reinstatement of Real Estate Lease dated as of June 30, 2017 entered into by Landlord and Tenant (as amended, the “Lease”) with respect to real property in Palm Beach County, Florida, all as more particularly described in the Lease as the Leased Premises; and

WHEREAS, Landlord and Tenant desire to amend the term of the Lease, all in accordance with the terms and conditions hereinafter set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and convenience contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.         Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2.         Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Third Amendment shall have the same meanings assigned to the same in the Lease, except that all references to Railway shall be amended to read Landlord.

3.         Term. Section 2 of the Original Lease, Paragraph 1 of the First Amendment and Paragraph 3 of the Second Amendment, as applicable, are amended to read as follows:

“Term. The initial term of this Lease shall be extended until December 31, 2033 (the “Initial Term”).

Renewal Options. Landlord hereby grants Tenant the option to renew (the “Renewal Option”) the Initial Term (not to include, for purposes of this Section, the Renewal Terms, as hereinafter defined) for three (3) additional terms of sixty (60) months each (each, a “Renewal Term” and collectively, the “Renewal Terms”), commencing as of the date immediately following the expiration of the then-current Term, such option to be subject to the covenants and conditions set forth in this Section.

(a)          Tenant shall give Landlord written notice (the “Renewal Notice”) of Tenant’s election to exercise its Renewal Option not later than twelve (12) months prior to the expiration of the then-current Term; provided that Tenant’s failure to give the Renewal Notice by said date, whether due to Tenant’s oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void and of no further force or effect.

(b)          Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods. If Tenant fails to cure any default under this Lease prior to the commencement of the upcoming Renewal Term, subject to applicable notice and grace periods, the Renewal Terms shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current Term of this Lease.

(c)          Tenant shall be deemed to have accepted the Premises in “as-is” condition as of the commencement of each Renewal Term, subject to any other repair and maintenance obligations of Landlord under this Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Leased Premises or any portion of the Project as a result of Tenant’s renewal of this Lease.

(d)          The covenants and conditions of this Lease in force during the Initial Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Terms, except as follows:

(i)          The Base Rent for the first year of each Renewal Term shall be an amount equal to the Base Rent for the immediately prior year, plus ten (10%) percent, which Base Rent shall then remain fixed for the remainder of the applicable Renewal Term.

(ii)          Following expiration of the third Renewal Term, Tenant shall have no further right to renew or extend this Lease.”

4.         Rent. Section 3(a) of the Original Lease, Paragraphs 2 and 3 of the First Amendment and Paragraph 3 of the Second Amendment, as applicable, are amended to read as follows:

“Rent From the date hereof until December 31, 2033, the Tenant shall pay to the Landlord a monthly rental in advance on or before the 1st day of each term month in the amount of $ 22,916.67, plus all sales or use taxes levied by any governmental body for the use or occupancy of the Premises (“Sales and Use Tax”). Rent shall be paid to Landlord at 2855 S. LeJeune Road, 4th Floor, Coral Gables, Florida 33134 or as otherwise indicated on invoices. The requirement to pay rent and other payments shall survive expiration or termination of this Lease until all Tenant’s Property (as defined in paragraph 14 hereof) is removed from the Leased Premises in accordance with this Lease and the requirements of paragraph 14 of this Lease are met.”

5.         Fencing. The second and third sentences of Section 17 of the Lease are deleted in its entirety.

6.         Mortgage Protection Provisions. The Lease is amended to add the following as Section 34:

34.         Mortgages against Leasehold Estate.

(a)          The following terms apply to this Section 34 and Exhibit C attached hereto:

(i)         Disqualified Person: Any person or entity (or affiliate thereof, or an entity controlled by a person or entity) that:

(1)          has been convicted of or has pleaded guilty in a criminal proceeding for a felony or that is an on-going target of a grand jury investigation convened pursuant to applicable Laws concerning organized crime; or

(2)          is organized in or controlled from a country, the effects of the activities with respect to which are regulated or controlled pursuant to the following United States laws and the regulations or executive orders promulgated thereunder: (A) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (B) the International Emergency Economic Powers Act of 1976, 50 U.S.C. §1701, et seq., as amended; (C) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. § 2405(j), as amended; or (D) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, commonly known as the USA Patriot Act, Pub. L. No. 107-56 (2001) (codified as amended in various sections of 12,15,18, and 31 U.S.C.); or

(3)          has owned at any time in the preceding three (3) years any property which, while in the ownership of such person or entity, was acquired by any political subdivision of the State of Florida or any city in the State of Florida by tax deed foreclosure or other proceeding relating to the failure of taxes to be paid, other than a property in which the applicable taxing authority has released (or is in the process of releasing) its interest to such person or entity.

(b)         Leasehold Estate: The rights granted to Tenant under this Lease.

(c)         Leasehold Mortgage: A mortgage or mortgages or other similar security agreements given to any Leasehold Mortgagee of the leasehold interest of Tenant hereunder, and shall be deemed to include any mortgage or trust indenture under which this Lease shall have been encumbered, and including any and all renewals, modifications, advances, additions, and extensions of or to a Leasehold Mortgage.

(d)         Leasehold Mortgagee: Any unaffiliated third party public or private lending source or institution, federal, state, county or municipal governmental agency or bureau, bank, savings and loan, pension fund, insurance company, real estate investment trust, tax credit syndication entity, or other real estate investment or lending entity, savings bank, whether local, national or international, and/or the holder of any purchase money mortgage given back to a transferor, that is or becomes the holder, mortgagee or beneficiary under any Leasehold Mortgage and the successors or assigns of such holder, mortgagee or beneficiary, and shall be deemed to include, without limitation, the trustee under any such trust indenture and the successors or assigns of such trust; provided that if a Leasehold Mortgagee is other than a federal, state, county or municipal governmental agency or bureau, or a United States-based bank, savings and loan, pension fund, insurance company, or real estate investment trust, then except as may otherwise be prohibited by applicable Laws, a Leasehold Mortgagee shall not be a Disqualified Person, as hereinafter defined.

(b)         Tenant may, without the consent of Landlord, execute, deliver and cause or permit to be recorded against the Leasehold Estate, one or more Leasehold Mortgages. Tenant or any Leasehold Mortgagee shall notify Landlord, in the manner hereinafter provided for the giving of notice, of the execution of such Leasehold Mortgage and the name and place for service of notice upon such Leasehold Mortgagee. The terms of Exhibit “C” hereto shall be applicable with respect to any Leasehold Mortgage. Upon such notification to Landlord that Tenant has entered, or is about to enter, into a Leasehold Mortgage, Landlord hereby agrees for the benefit of such Leasehold Mortgagee, and within twenty (20) days after written request by Tenant, to execute and deliver to Tenant and Leasehold Mortgagee the Recognition, Attornment and Assent to Leasehold Mortgage (“Recognition Agreement”) containing terms substantially identical to the terms set forth in Exhibit “C” hereto. Landlord further agrees that it will comply with all of the covenants and obligations contained in Exhibit “C” and any such Recognition Agreement.

(c)         If a Leasehold Mortgagee does not cure a Tenant Default (as hereinafter defined), and this Lease is terminated as provided in Exhibit “C” such Leasehold Mortgagee shall be entitled to obtain a new Lease from Landlord on the same terms and conditions as this Lease, as provided in Exhibit “C”; and further, any and all improvements owned by Tenant prior to such termination (if any) shall automatically pass to, vest in and belong to such Leasehold Mortgagee, and shall not become the property of Landlord unless and until the final expiration or sooner termination of this Lease not followed by a new Lease as provided in Exhibit “C” hereto.

(d)         Notwithstanding anything to the contrary herein provided, if Tenant or any successor in interest of Tenant shall be a Leasehold Mortgagee, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such Leasehold Mortgagee with respect to any of the terms, covenants and conditions of this Lease, and Landlord shall look solely to the Leasehold Estate for the satisfaction of each and every remedy of Landlord in the event of any breach by such Leasehold Mortgagee as Tenant of any of the terms, covenants and conditions of this Lease to be performed by Tenant, such exculpation of personal liability to be absolute and without any exception whatsoever (subject as aforesaid).

(e)         If a Leasehold Mortgagee requests reasonable modifications or clarifications to the Lease which do not adversely affect Landlord’s rights or obligations under this Lease in any material respect, then Landlord will cooperate with Tenant in order to execute reasonable documentation in connection therewith.

(f)         If there is any conflict between the provisions of this Section 34 and Section 16, the provisions of this Section 34 shall control.”

7.            Memorandum of Lease. Neither party shall record this Lease in any public records. Simultaneously with the execution hereof, Landlord and Tenant shall execute and deliver to the other duplicate originals of a Memorandum of Lease in the form set forth on Exhibit “D” hereto, which will be recorded in the real property records of the county in which the Leased Premises is located.

8.            Force and Effect. Except as specifically modified in this Third Amendment, the Lease remains in full force and effect. In the event of any conflict between the terms and provisions of the Lease and this Third Amendment, then the terms and provisions of this Third Amendment shall control. This instalment shall become effective only upon execution of it by both Landlord and Tenant.

[SIGNATURES BEGIN ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Reinstatement the day and year first above written.

Signed, sealed and delivered in the presence of:		FECI WPB LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez		Kolleen Cobb
As Its Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez
As to Landlord

ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez		Kolleen Cobb
As Its Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez
As to Tenant